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                                                                    Exhibit 99.1

Diversified Security Solutions Reports Second Quarter Results
Thursday August 14, 12:25 pm ET


SADDLE BROOK, N.J., Aug. 14 /PRNewswire-FirstCall/ -- Diversified Security Solutions, Inc. (Amex: DVS - News), a turnkey provider of technology-based integrated electronic security solutions, announced its unaudited financial results for the second quarter ended June 30, 2003.

Sales for the three-month period ended June 30, 2003 were $3,520,718 representing a decrease of $693,914 from $4,214,632 for the same quarter a year ago. For the second quarter of 2003, the Company reported a net loss of $966,081, or $.19 per share on 5,138,357 shares outstanding (see attached table).

Sales for the six-months ended June 30, 2003 were $7,226,421 representing a decrease of $167,595 from $7,394,016 for the same six-months in 2002. The company reported a net loss of $1,629,237 or $.32 compared to a net income of $86,329 or $.02 for the same period a year ago.

Full text of the filing may be viewed at: www.nfnonline.com/dvs.

A management summary and financial analysis of these numbers will be provided in the Company's 10-QSB report, which will be filed with the SEC.

TABLES FOLLOW:

About Diversified Security Solutions

Diversified Security Solutions (Amex: DVS - News) provides technology-based integrated electronic security solutions to commercial enterprises and government agencies. The Company provides integrated security systems and services, emergency preparedness planning, product development and manufacturing. DVS' wholly owned integration subsidiary Henry Bros. Electronics
(HBE). has offices in California, Texas, Arizona and New Jersey. For more information visit www.hbeonline.net www.dssi-hq.com or www.nfnonline.com/dvs .




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                      DIVERSIFIED SECURITY SOLUTIONS, INC.
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                                   (UNAUDITED)

                                             Six Months Ended              Three Months Ended
                                                 June 30,                       June 30,
                                          2003            2002           2003           2002
   Sales                                 $7,226,421     $7,394,016      $3,520,718     $4,214,632

   Cost of Sales                          5,604,699      4,266,639       2,950,163      2,375,295

   Gross profit                           1,621,722      3,127,377         570,555      1,839,337

   Operating expenses
     Selling, general and
     administrative                       4,385,578      2,935,706       2,212,438      1,722,740

   Operating (loss) income              (2,763,856)        191,671     (1,641,883)        116,597

   Interest income                          (6,733)       (38,467)         (1,193)        (9,471)
   Interest expense                          51,114         78,809          24,391         39,962


   (Loss) income before
     income taxes                       (2,808,237)        151,329     (1,665,081)         86,106

   (Provision) benefit for
     income taxes                         1,179,000       (65,000)         699,000       (39,000)

   Net (loss) income                   $(1,629,237)        $86,329      $(966,081)        $47,106

   Basic and diluted (loss) earnings per common share:

   Basic (loss) earnings per
     common share                           $(0.32)          $0.02         $(0.19)          $0.01

   Weighted average common
     shares                               5,138,357      4,725,000       5,138,357      4,725,000

   Diluted (loss) earnings
     per common share                       $(0.32)          $0.02         $(0.19)          $0.01

   Weighted average diluted
     shares                               5,138,357      4,800,000       5,138,357      4,800,000

The accompanying notes are an integral part of these statements.

Safe Harbor:

Certain statements in this press release constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. When used in this press release words such as "potentially", "intend", "significant" and similar expressions, as they relate to the Company or its management as well as assumptions made by and information currently




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available to the Company's management identify forward looking statements. Such statements are subject to certain risks and uncertainties, including the release of orders by our customers, our ability to reduce our overhead, and our ability to generate new orders. Additional information concerning forward-looking statements is contained under the heading of risk factors listed from time to time in our filings with the Securities and Exchange Commission. We do not assume any obligation to update the forward-looking information.

     DVS Contact:                     Investor Relations Contact:
     James Henry                      Gary Geraci
     Diversified Security Solutions   National Financial Network
     Tel: 201/794-6500 (x3130)        Tel: 781/444-6100 (x629)
     jhenry@dssi-hq.com               garyg@nfnonline.com